Exhibit T3B.156

FIRST AMENDMENT TO THE THIRD

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE MALL ASSOCIATES, L.P.

This Amendment (the “First Amendment”), is entered into to be effective as of the 31st day of January, 2001, by and between CBL/Parkdale, LLC, a Texas limited liability company, and CBL & Associates Limited Partnership, a Delaware limited partnership.

WHEREAS, CBL/Parkdale, LLC and CBL & Associates Limited Partnership, now constituting all of the partners of Parkdale Mall Associates, L.P. (the “Partnership”), desire to amend the Third Amended and Restated Agreement of Parkdale Mall Associates, L.P. (the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Partnership Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.    Amendment. The Partnership Agreement is hereby amended by deleting the provisions of Section 10.4 in their entirety and by substituting the following language in lieu thereof:

“This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the state of Texas”

2.    All other provisions and terms of the Partnership Agreement shall remain as stated therein except as may be amended by the terms of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the 31st day of January, 2001.

GENERAL PARTNER:

CBL/Parkdale, LLC,
a Delaware limited liability company

By:	CBL & ASSOCIATES LIMITED
PARTNERSHIP, its chief manager

By:	CBL HOLDINGS I, Inc., its sole general partner

By:	/s/ John N. Foy
Title:	Vice Chairman

LIMITED PARTNER:

CBL & ASSOCIATES LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:	CBL HOLDINGS I, Inc., its sole
general partner

By:	/s/ John N. Foy
Title:	Vice Chairman

SECOND AMENDMENT TO THE THIRD

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE MALL ASSOCIATES, L.P.

This Amendment (the “Second Amendment”), is entered into to be effective as of the 11th day of September, 2003, by and between CBL/Parkdale, LLC, a Texas limited liability company, and CBL & Associates Limited Partnership, a Delaware limited partnership.

WHEREAS, CBL/Parkdale, LLC and CBL & Associates Limited Partnership, now constituting all of the partners of Parkdale Mall Associates, L.P. (the “Partnership”), desire to amend the Third Amended and Restated Agreement of Limited Partnership of Parkdale Mall Associates, L.P. as amended on January 31, 2001 by that certain First Amendment to the Third Amended and Restated Agreement of Limited Partnership of Parkdale Mall Associates, L.P. (collectively, the “Partnership Agreement”) to memorialize the change in the description of the Property set forth on Exhibit “A” thereto; and

WHEREAS, pursuant to Paragraph 10.1 of the Partnership Agreement, the Partners may amend, modify, or change the Partnership Agreement; and

WHEREAS, the Partnership formerly owned that certain regional mall, including the real estate and the improvements thereon, located in Beaumont, Texas, and commonly known as “Parkdale Mall” (“Parkdale Mall”) as set forth on Exhibit “A” of the Partnership Agreement; and

WHEREAS, by deed the Partnership transferred all of its interest in Parkdale Mall to CBL/Parkdale Mall, L.P., a Texas limited partnership.

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Partnership Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.    Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” shall mean the assets owned by the Partnership and described in Exhibit “A” attached hereto.

2.    Exhibit “A”. Exhibit “A” to the Partnership Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

3.    All other provisions and terms of the Partnership Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective as of the 11th day of September, 2003.

GENERAL PARTNER:

CBL/Parkdale, LLC,
a Texas limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

LIMITED PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

EXHIBIT “A”

TO

SECOND AMENDMENT TO THE THIRD

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE MALL ASSOCIATES, L.P.

A 99.95% limited partnership interest in CBL/Parkdale Mall, L.P., a Texas limited partnership, the record owner of that certain regional mall shopping center development located in Beaumont, Texas, and known as “Parkdale Mall.”

THIRD AMENDMENT TO THE THIRD

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE MALL ASSOCIATES, L.P.

This Amendment (the “Third Amendment”), is entered into to be effective as of the 29th day of June, 2007, by and between CBL/Parkdale, LLC, a Texas limited liability company, and CBL & Associates Limited Partnership, a Delaware limited partnership.

WHEREAS, CBL/Parkdale, LLC and CBL & Associates Limited Partnership, now constituting all of the partners of Parkdale Mall Associates, L.P. (the “Partnership”), desire to amend the Third Amended and Restated Agreement of Limited Partnership of Parkdale Mall Associates, L.P., as previously amended on January 31, 2001 by that certain First Amendment to the Third Amended and Restated Agreement of Limited Partnership of Parkdale Mall Associates, L.P. and on September 11, 2003 by that certain Second Amendment to the Third Amended and Restated Agreement of Limited Partnership of Parkdale Mall Associates, L.P. (collectively, the “Partnership Agreement”) to memorialize the change in the description of the Property set forth on Exhibit “A” thereto; and

WHEREAS, pursuant to Paragraph 10.1 of the Partnership Agreement, the Partners may amend, modify, or change the Partnership Agreement; and

WHEREAS, the Partnership formerly owned a 99.95% limited partnership interest in CBL/Parkdale Mall, L.P., a Texas limited partnership (“CBL/Parkdale”), the record order of that certain regional mall shopping center development located in Beaumont, Texas, and known as “Parkdale Mall” (“Parkdale Mall”), as set forth on Exhibit “A” of the Partnership Agreement; and

WHEREAS, on June 29, 2007, CBL/Parkdale transferred all of its interest in Parkdale Mall to Parkdale Mall, LLC, a Texas limited liability company, and assigned a 99.95% membership interest (non-managing) in Parkdale Mall, LLC to the Partnership.

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Partnership Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.    Exhibit “A”. Exhibit “A” to the Partnership Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

2.    All other provisions and terms of the Partnership Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Third Amendment.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to be effective as of the 29th day of June, 2007.

GENERAL PARTNER:

CBL/Parkdale, LLC,
a Texas limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

LIMITED PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

EXHIBIT “A”

TO

THIRD AMENDMENT TO THE THIRD

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKDALE MALL ASSOCIATES, L.P.

A 99.95% membership interest (non-managing) in Parkdale Mall, LLC, a Texas limited liability company